                                                                     Exhibit 5.1

           [Olshan Grundman Frome Rosenzweig & Wolosky LLP letterhead]

                                                                January 13, 2003

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

            We have acted as counsel to NYFIX, Inc., a New York corporation (the
"Company"),  in connection with the filing of its registration statement on Form
S-3 (the "Registration  Statement") relating to 210,000 shares (the "Shares") of its common  stock,  par value  $.001 per share  (the  "Common  Stock"),  as more particularly described in the Registration Statement.

            In our  capacity as counsel to the  Company,  we have  examined  the
Company's Certificate of Incorporation and By-Laws, each as amended to date, the
Registration   Statement  and  such  other   documents  as  we  have  considered
appropriate for purposes of this opinion.

            With respect to factual matters,  we have relied upon statements and certificates  of  officers  of the  Company.  We have also  reviewed  such other matters of law and  examined and relied upon such other  documents,  records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents  submitted to us as conformed or photostatic  copies, the authenticity of all documents submitted to us as  originals  and the  genuineness  of all  signatures  on all  documents submitted to us.

            On the basis of the foregoing, we are of the opinion that the Shares will be,  when sold as  contemplated  by the  Registration  Statement,  duly and validly issued, fully paid and non-assessable.

            We advise you that members of our firm own shares of Common Stock.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement and to the reference  made to our firm under the caption
"Legal  Matters"  in  the  prospectus  constituting  part  of  the  Registration
Statement.

                               Very truly yours,

                               OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP